Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-250204 on Form S-1 of our report dated October 9, 2020 (February 11, 2021, as to the effects of the restatement discussed in Note 2) relating to the financial statements of Roblox Corporation. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

February 11, 2021